Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors

VantageSouth Bancshares, Inc. and Subsidiary

Raleigh, North Carolina

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-1 of VantageSouth Bancshares, Inc. of our report dated March 29, 2013, with respect to the consolidated financial statements of Crescent Financial Bancshares, Inc. (n/k/a VantageSouth Bancshares, Inc.) (the Company) and Subsidiary as of and for the periods indicated in our report thereon, which report is included in the Company’s 2012 Annual Report on Form 10-K. Our report refers to the retrospective adjustment of the 2011 financial statements to reflect a change in reporting entity.

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-1 of VantageSouth Bancshares, Inc. of our report dated March 30, 2012, with respect to the consolidated financial statements of Crescent Financial Bancshares, Inc. and Subsidiary as of and for the periods indicated in our report thereon included in the Company’s 2011 Annual Report on Form 10-K.

We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Dixon Hughes Goodman LLP

Raleigh, North Carolina

October 2, 2013